Exhibit 15.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-36246, No. 333-47720, No. 333-107359, No. 333-129460 and No. 333-144890) and Form F-3 (No. 333-163990) of SINA Corporation of our report dated April 23, 2010, relating to the consolidated financial statements of China Real Estate Information Corporation appearing in this Annual Report on Form 20-F/A of SINA Corporation for the year ended December 31, 2009.
/s/ Deloitte Touche Tohmatsu CPA Ltd.
Shanghai China
June 10, 2010